Independent Auditors’ Consent

Exhibit 23.1

The Board of Directors
Trimeris, Inc.:

We consent to the use of our report included and incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Raleigh, North Carolina
August 21, 2002